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                                                            Exhibit 99.(h)(8)(i)

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                               ING PARTNERS, INC.,

                     ING LIFE INSURANCE AND ANNUITY COMPANY,

                                       AND

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY


     This Amendment is dated as of the 1st day of September, 2001 by and between ING Partners, Inc. (the "Fund"), ING Life Insurance and Annuity Company (the "Adviser"), ING Financial Advisers, LLC (the "Distributor") and Golden American Life Insurance Company (the "Company") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement on July 13, 2001 (the "Agreement");

     WHEREAS, the Parties desire to amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing Schedule B with the Schedule B attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                   ING Partners, Inc.

                                   By:    /s/ Laurie M. Tillinghast
                                          -------------------------
                                   Name:  Laurie M. Tillinghast
                                   Title: President


                                   ING Life Insurance and Annuity Company


                                   By:    /s/ Laurie M. Tillinghast
                                          -------------------------
                                   Name:  Laurie M. Tillinghast
                                   Title: Vice President


                                   Golden American Life Insurance Company

                                   By:    /s/ Kimberly J. Smith
                                          -------------------------
                                   Name:  Kimberly J. Smith
                                   Title: Executive Vice President

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                                   SCHEDULE B


                               ING PARTNERS, INC.
                              DESIGNATED PORTFOLIOS

          Effective 9/1/2001:

          MFS Capital Opportunities Portfolio - Initial class

          MFS Emerging Equities Portfolio - Initial class

          MFS Research Portfolio - Initial class

          Scudder International Growth Portfolio - Initial class
          T. Rowe Price Growth Equity Portfolio - Initial class


          Effective 1/1/2002:

          MFS Capital Opportunities Portfolio - Adviser and Service classes
          MFS Emerging Equities Portfolio - Adviser and Service classes
          MFS Research Portfolio - Adviser and Service classes
          Scudder International Growth Portfolio - Adviser and Service classes
          T. Rowe Price Growth Equity Portfolio - Adviser and Service classes Alger Growth Portfolio - Initial, Adviser and Service classes
          Alger Aggressive Growth Portfolio - Initial, Adviser and Service classes
          Brinson Tactical Asset Allocation Portfolio - Initial, Adviser and Service classes
          DSI Enhanced Index Portfolio - Initial, Adviser and Service classes Goldman Sachs(R) Capital Growth Portfolio - Initial, Adviser and Service classes
          OpCap Balanced Value Portfolio - Initial, Adviser and Service classes Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service classes
          Salomon Brothers Capital Portfolio - Initial, Adviser and Service classes

          Effective 5/1/2002:

          American Century Small Cap Value Portfolio - Initial, Adviser and Service classes
          Baron Small Cap Growth Portfolio - Initial, Adviser and Service classes
          JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service classes
          MFS Global Growth Portfolio - Initial, Adviser and Service classes PIMCO Total Return Portfolio - Initial, Adviser and Service classes Van Kampen Comstock Portfolio - Initial, Adviser and Service classes

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*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

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